UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 12, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 12, 2007, Emvelco Corp. (the “Company”) received a decision letter from The NASDAQ Stock Market LLC (“NASDAQ”) informing the Company that it has regained compliance with the filing requirement of The Nasdaq Capital Market. The decision letter noted, among other things, that the Company became current in its filings shortly after the Company’s May 31, 2007 hearing before a NASDAQ Listing Qualifications Panel (the “Panel”), on June 5, 2007; that the Panel was satisfied with the Company’s responses to the Panel’s questions related to disclosures by the Company’s former auditors; and that the Company’s new auditors issued an unqualified opinion on the Company’s 2006 financial statements.

As the Company disclosed in its Form 8-K filed on April 23, 2007, on April 17, 2007, the Company received a NASDAQ Staff Determination (the “Determination”) indicating that the Company failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14), requiring the Company to timely file its Form 10-KSB for the year ended December 31, 2006 with the Securities and Exchange Commission (“SEC”) and that its securities were, therefore, subject to delisting from The Nasdaq Capital Market. The Company requested and received a hearing before the Panel to review the Determination.

As the Company disclosed in its Form 8-K filed on May 18, 2007, on May 17, 2007, the Company received a NASDAQ Additional Staff Determination (the “Additional Determination”) indicating that the Company failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14), requiring the Company to timely file its Form 10-QSB for the quarter ended March 31, 2007 with the SEC and that this failure could serve as an additional basis for the delisting of the Company’s securities from The Nasdaq Capital Market. The Company addressed the Additional Determination at the Company’s Panel hearing and this matter is now closed.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA

Yossi Attia Chief Executive Officer

Date:  June 13, 2007
Beverly Hills, California